SKANDERBEG
CAPITAL PARTNERS INC.

March 19, 2012

Atlantic Resources Inc.
591 Camino de la Riena Suite 802
San Diego, CA 92108

Attention: John Schweitzer

Dear Sirs:

Re: Bridge Loan

This letter will serve to confirm our agreement wherein, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, we have agreed to loan US $25,000 (the "Loan") to Atlantic Resources Inc. ("Atlantic"), on the following terms and conditions in order to facilitate the assignment to Atlantic of our interest in an option agreement dated February 28, 2012 with San Marco Resources Inc. in regards to the "La Buena Project" (the "Project") located in Mexico (the "Transaction"):

1. The principal amount of the Loan, shall be due and payable on March 19, 2013 (the "Maturity Date"), if the Transaction has not been completed. Upon signing of a definitive agreement between Atlantic and Skanderbeg for the Transaction, this Loan will be applied to Skanderbeg's (or an affiliate's) investment obligations under that agreement and the Promissory Note will no longer be valid.

2. The Loan shall bear interest at the rate of Prime + 1% per annum, payable on the Maturity Date.

3. Atlantic may repay any or all outstanding amounts of principal and interest at any time, without penalty.

4. Provided that the parties fulfill all of their obligations required to be performed by such party pursuant to the terms of the definitive agreement covering the Transaction or as otherwise agreed to in writing between the parties, the parties agree that for a period from the date of this Agreement until the earliest of:

(a) Payment of the Loan in full; or

(b) the date that a Transaction is consummated between the parties hereto,

other than in connection with a Transaction mutually agreed to by the parties hereto (a "Permitted Transaction"), Atlantic, Skanderbeg and their respective Representatives will not, directly or indirectly:

(c) dispose of the Project or direct or indirect rights to acquire the Project;

(d) otherwise encumber the Project;

(e) in any way solicit any person or entity with respect to any transaction involving the Project;

(f) offer to sell all or any part of Atlantic's securities to the other party;

(g) in any way solicit proxies to vote, or seek to advise or influence any person or entity with respect to the voting of, any securities of the other party; or

(h) contact or otherwise communicate with any shareholder of the other party with a view to discussing any direct or indirect purchase of securities of the other party, other than by, or subsequent to, the delivery of a takeover bid circular, proxy circular or similar disclosure document to all shareholders of the other party pursuant to a Permitted Transaction

5. "Representatives" of a party means the directors, employees, affiliates, subsidiaries, shareholders, advisors, agents and representatives of such party, and shall also include directors and employees of the affiliates, subsidiaries and shareholders of such party.

6. The obligations of Atlantic will be evidenced by a promissory note in the form attached hereto and shall terminate upon completion of the Transaction prior to the Maturity Date.

Accepting that the above accurately details your understanding of our agreement in this regard could you please execute this letter where indicated and return same at your early convenience.

Yours truly,

SKANDERBEG CAPITAL PARTNERS INC.

Authorized Signatory

Acknowledged and agreed to this 19th day of March, 2012 by:

ATLANTIC RESOURCES INC.

Per: ______________________

John Schweitzer, CEO

PROMISSORY NOTE

US$25,000 March 19, 2012

SKANDERBEG CAPITAL PARTNERS INC.
Suite 700 – 510 West Hastings Street
Vancouver, BC V6B 1L8

FOR VALUE RECEIVED, Atlantic Resources Inc. ("Atlantic") promises to pay to the order of Skanderbeg Capital Partners Inc. (the "Lender") the Principal Sum of US $25,000 in lawful currency of the United States of America (the "Principal Sum").

It is understood and agreed that Atlantic shall pay to the Lender all of the principal and accrued interest evidenced by this Promissory Note on, or before, March ____, 2013.

The Principal Sum or such amount as shall remain outstanding from time to time shall bear interest thereon, calculated annually, not in advance, at a rate of Prime + 1% percent per annum commencing on the day the Principal Sum is advanced by the Lender to Atlantic and shall be payable on maturity. In the event of any partial repayments made on the Principal Sum, such payments shall be applied firstly towards accrued interest and then towards the Principal Sum.

This Promissory Note is being issued in accordance with and is subject to the terms of a letter agreement entered into between the undersigned and the Lender dated as March 19, 2012.

The undersigned shall have the privilege of prepaying in whole or in part the Principal Sum and accrued interest.

Presentment, protest, notice of protest and notice of dishonour are hereby waived.

Atlantic Resources Inc.

____
Signature

John Schweitzer, CEO
Name of Signatory and Title